SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2018

Five Prime Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36070	26-0038620
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Oyster Point Boulevard South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 365-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 13, 2018, Five Prime Therapeutics, Inc. (“FivePrime”) appointed Linda Rubinstein, a partner at FLG Partners, LLC (“FLG Partners”), a chief financial officer services and board advisory consulting firm, as FivePrime’s Interim Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer while FivePrime conducts its ongoing search for a new Chief Financial Officer. Ms. Rubinstein will serve in such positions until her successor is appointed or until Ms. Rubinstein’s earlier resignation or removal.

Ms. Rubinstein, 51, has been a partner at FLG Partners since September 2010 and has served as consulting Chief Financial Officer for multiple clients for FLG Partners. From February 2013 to October 2013, Ms. Rubinstein served as Chief Financial Officer of PaxVax, Inc., a private biotechnology company. Prior to PaxVax, Ms. Rubinstein served as Senior Vice President and Chief Financial Officer of Ingenuity Systems, Inc. from November 2010 until its acquisition by QIAGEN N.V. in April 2013. From August 2001 to August 2010, Ms. Rubinstein served as the sole principal at RDJ Advisors, a financial and strategic consulting firm. Prior to RDJ Advisors, Ms. Rubinstein served in various operational, financial and capital markets-focused positions at life sciences and SaaS companies and investment banks, including Solexa, Inc., a public biotechnology company, ChemoCentryx, Inc., a biotechnology company and Lehman Brothers Inc. Ms. Rubinstein received a B.A. and an M.A. in Economics from the University of California, Los Angeles.

In connection with retaining Ms. Rubinstein as its Interim Chief Financial Officer, FivePrime entered into a Confidential Consulting Agreement with FLG Partners, effective April 13, 2018 (the “Consulting Agreement”), pursuant to which FivePrime will pay FLG Partners at a rate of $400 per hour for Ms. Rubinstein’s services. The Consulting Agreement requires that FivePrime indemnify Ms. Rubinstein and FLG Partners in connection with Ms. Rubinstein’s performance of services. The Consulting Agreement has a term of six months, subject to earlier termination in accordance with its terms.

The foregoing description of the Consulting Agreement is only a summary and is qualified in its entirety by reference to the Consulting Agreement, a copy of which will be filed as an exhibit to FivePrime’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Prime Therapeutics, Inc.

By:	/s/ Francis Sarena
Francis Sarena
Chief Strategy Officer and Secretary

Dated: April 17, 2018

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